Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement of Infinity, Inc. on Form S-8, of our report dated March 13, 2005, except for Notes 7, 8 and 16 which are as of March 23, 2005, relating to the consolidated financial statements of Infinity, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.
/s/ Ehrhardt Keefe Steiner & Hottman PC
August 29, 2005
Denver, Colorado